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                                                                    Exhibit (j)

           CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Post-Effective Amendment No. 131 to the registration statement on Form N-1A ("Registration Statement") of our report dated February 23, 2007, relating to the financial statements and financial highlights which appears in the December 31, 2006 Annual Report to Shareholders of the Harris Associates Large Cap Value Fund, a series of IXIS Advisor Funds Trust II, which are also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings "Financial Performance" and "Independent Registered Public Accounting Firm" in such Registration Statement.

/s/ PRICEWATERHOUSE COOPERS

PricewaterhouseCoopers LLP
Boston, Massachusetts
April 24, 2007